PRESS RELEASE

US$

ABH (NYSE, TSX)

ABITIBIBOWATER ANNOUNCES

AMENDMENTS TO SUBSIDIARIES' CREDIT FACILITIES

MONTREAL, CANADA, November 14 , 2008 - AbitibiBowater Inc. today announced that its subsidiaries Bowater Canadian Forest Products Inc. ("BCFPI") and Bowater Incorporated ("Bowater") as well as the other parties to Bowater's U.S. and Canadian credit facilities, had entered into amendments to those facilities which, among other things: (1) waive the requirement that Bowater and BCFPI are required to comply immediately with the more restrictive borrowing base requirements by November 15, 2008 and providing instead for phased-in implementation through March 31, 2009 (extending to April 29, 2009 under certain circumstances) and waive compliance with certain financial covenant requirements for the third quarter of 2008; (2) amend certain covenants, including the leverage ratio, for the fourth quarter of 2008; (3) increase the interest rate under each facility by 125 basis points; (4) provide a lien on substantially all Canadian fixed assets and the shares of BCFPI's South Korean subsidiary (which operates BCFPI's Mokpo mill) to Canadian lenders, as security for indebtedness in a principal amount not to exceed 10% of the shareholders' equity of BCFPI as of September 30, 2008; (5) add a provision requiring that 75% of the proceeds of asset sales by Bowater or its subsidiaries, including BCFPI, be used to reduce amounts outstanding under both facilities on a pro rata basis; (6) reduce, pro rata, the aggregate amount of the commitment under both facilities by US$10 million; and (7) require that Bowater and certain of its affiliates (including BCFPI) maintain no more than $70  million of cash on hand on a combined consolidated basis, with any excess to be used to reduce amounts outstanding under the credit facilities.

AbitibiBowater produces a wide range of newsprint, commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. AbitibiBowater owns or operates 25 pulp and paper facilities and 34 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 90 countries, the Company is also among the world's largest recyclers of old newspapers and magazines, and has more third-party certified sustainable forest land than any other company in the world. AbitibiBowater's shares trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

Contacts Investors Duane Owens Vice President, Finance and Investor Relations 864 282-9488	Media and Others Seth Kursman Vice President, Communications and Government Affairs 514 394-2398 seth.kursman@abitibibowater.com

Forward-Looking Statements

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our ability to comply with the terms of Bowater's credit facility, and our strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "should," "would," "could," "may," "expect," "believe," "anticipate," and other terms with similar meaning indicating possible future events or potential impact on the business or stockholders of AbitibiBowater.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, industry conditions generally and further growth in alternative media, our ability to realize announced price increases, the impact of the global credit crisis on our ability to refinance or amend the terms of our current indebtedness, our ability to obtain timely contributions to our cost-reduction initiatives from our unionized and salaried employees, the prices and terms under which we would be able to sell targeted assets, the continued strength of the U.S. dollar against the Canadian dollar, the costs of raw materials such as energy, chemicals and fiber, the success of our post-merger integration activities, including the rollout of information technology platforms and billing and procurement systems as well as the impact of our liquidity position on the relationship with our customers, vendors and trade creditors. Additional factors are detailed from time to time in AbitibiBowater's filings with the Securities and Exchange Commission (SEC) and the Canadian securities regulatory authorities, including those factors contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2007, filed with the SEC on March 20, 2008, and the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 14, under the caption "Risk Factors" in each respective report. All forward-looking statements in this news release are expressly qualified by information contained in the Company's filings with the SEC and the Canadian securities regulatory authorities. AbitibiBowater disclaims any obligation to update or revise any forward-looking information.

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